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                                                                   Exhibit 10(v)


                    SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

         This amendment is made as of December 15, 1997, in Columbus, Ohio, among CompManagement, Inc., an Ohio corporation ("CMI"), CompManagement Health Systems, Inc., an Ohio corporation ("CHS"), and Richard T. Kurth (the "Employee").


                             Background Information

         E. The Employee and CMI are parties to an Employment Agreement dated as of July 21, 1995 (the "Original Employment Agreement"), which agreement was amended as of October 1996 (the "First Amendment"). The Original Employment Agreement, as amended by the First Amendment, is hereinafter referred to as the "Employment Agreement."

         F. CHS, a wholly owned subsidiary of CMI, is a managed care organization (an "MCO") under Ohio's managed care workers' compensation system. The parties desire to amend the Employment Agreement in order to, among other things, make CHS a party to the employment arrangement and to reflect the Employee's responsibilities with respect to the businesses of CMI and CHS. The Employment Agreement, as amended by this amendment, is hereinafter collectively referred to as the "Agreement."

                             Statement of Agreement

         The parties hereby acknowledge the accuracy of the foregoing Background Information and hereby agree as follows:

         Section 1. Effective Date. This amendment shall be effective as of December 15, 1997.

         Section 2. Additional Party. CHS is hereby made a party to the Agreement. As used in the Agreement, the term "Company" shall collectively mean CMI and CHS, and the term "Health Power Companies" shall include CHS.

         Section 3. Term of Employment. The parties acknowledge that, pursuant to Section 2 of the First Amendment, the term of the Employee's employment by the Company pursuant to the Agreement shall end on December 31, 1999 (the "Termination Date"), unless sooner terminated or thereafter extended in accordance with the provisions of the Agreement.

         Section 4. Services. Section 3 of the Original Employment Agreement is hereby amended in its entirety to read as follows:

                  The Employee shall serve as the Executive Vice President of CMI and, as such, shall perform such services as may be reasonably assigned to him from time to time by the President of CMI. The Employee shall devote his full business time, attention, energy, and skill to the businesses of the Company; provided that he shall be entitled to attend business and trade conventions and meetings and to take sick leaves as may be provided generally for the Company's personnel and to take vacations as provided in the Agreement. The Employee shall not engage in any business or investment activity (whether or not competitive with the Company) which requires any substantial time on his part.

         Section 5. Responsibilities; Authority. Section 5 of the Original Employment Agreement is hereby amended in its entirety to read as follows:


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                  As the Executive Vice President of CMI, the Employee shall be responsible for assisting the President in supervising and managing the day-to-day business operations of CMI and for assisting the President in supervising and implementing the policies and operating programs, budgets, procedures, and directions established or changed from time to time (collectively, the "Policies and Programs") by (i) the Chairman of the Board, the Chief Executive Officer, or the Board of Directors of CMI, or (ii) the Chairman of the Board or the Board of Directors of Health Power, Inc., a Delaware corporation ("Health Power"), which is the parent of CMI. Such responsibilities shall include, without limitation, the following: developing CMI's financial and operational goals and objectives and implementing strategies to achieve such goals and objectives within budgeted amounts; planning and developing CMI's financial and operational budgets and projections; assisting department managers with developing financial and operational goals and objectives for each department of CMI and implementing strategies to achieve such goals and objectives within such department's budgeted amounts; coordinating and supervising the accounting and financial operations of CMI; hiring, training, supervising, and discharging employees; and performing all other activities relating to the management and operations of CMI's business as may be reasonably assigned to him from time to time by the President of CMI. The Employee shall report to the President of CMI.

                  The Employee shall have such authority to act on behalf of CMI as may be delegated to him from time to time by the President of the Company.

         Section 6. Change in Control Definition. The last paragraph in Section 8 of the Original Employment Agreement, which paragraph sets forth the events when a change of control of Health Power is deemed to have occurred, is hereby amended in its entirety to read as follows:

                  For purposes of the Agreement, a change in control shall be deemed to occur:

                           (A) When any "person" as defined in Section 3(a)(9)
                  of the Securities Exchange Act of 1934 (the "Exchange Act") and as used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) of the Exchange Act, but excluding Health Power and any subsidiary of Health Power and any employee benefit plan sponsored or maintained by Health Power or any subsidiary of Health Power (including any trustee of such plan acting as trustee), directly or indirectly, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, as amended from time to time) of securities of Health Power representing 20% or more of the combined voting power of Health Power's then outstanding securities;

                           (B) When, during any period of 24 consecutive months
                  during the term of the Agreement, the individuals who, at the beginning of such period, constitute the Board of Directors of Health Power (the "Incumbent Directors") cease for any reason other than death to constitute at least a majority thereof; provided, however, that a director who was not a director at the beginning of such 24-month period shall be deemed to have satisfied such 24-month requirement (and be an Incumbent Director) if such director was elected by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually (because they were directors at the beginning of such 24-month period) or by prior operation of this Section 8(B);



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                           (C) Upon the occurrence of a transaction requiring
                  stockholder approval for the acquisition of Health Power by an entity other than Health Power or a subsidiary of Health Power through purchase of assets, by merger or otherwise.

                           (D) Upon the occurrence of the sale of either CMI or
                  CHS to a third party, whether such sale is structured as an asset, stock, merger, or other similar type of transaction.

         Section 7. Sales Commissions. On and after January 1, 1997, the provisions of this section shall govern the payment of sales commissions to the Employee and shall supersede and replace in its entirety Section 5(b) of the Original Employment Agreement and Section 3 of the First Amendment.

                  (a) CMI Sales Commissions. The Company shall pay to the Employee sales commissions on the CMI Fees (as defined below) generated by the sales efforts of the Employee (the "CMI Sales Commissions"). The CMI Sales Commissions shall be in an amount up to (i) 25% of the amount (subject to allocation as described in (d), below) of the CMI Fees for the first year of business from a CMI Employer (as defined below), which CMI Fees were generated by the sales efforts of the Employee, plus (ii) 25% of the amount (subject to allocation as described in (d), below) of the increase in CMI Fees from one Calendar Year (as defined in (c), below) to the next Calendar Year from CMI Employers who are part of group rating plans of CMI, which CMI Fees were generated by the sales efforts of the Employee.

                  CMI Sales Commissions shall be payable on CMI Fees applicable to CMI Employers located in any state or jurisdiction in which CMI is authorized and approved to conduct busineSection With respect to a business acquisition by CMI (whether such acquisition is structured as an asset, stock, merger, or other similar type of transaction), no CMI Sales Commissions shall be payable with respect to any fees received by CMI from any employer who, at the time of such acquisition, was a client or customer of the business acquired by CMI, except to the extent payable pursuant to (ii), above.

                  For purposes of the Agreement: (A) "CMI Fees" shall mean fees payable to CMI for its performance of third party administrative services for workers' compensation and unemployment compensation claims on behalf of CMI Employers; and (B) a "CMI Employer" shall mean any individual or entity (including a corporation, limited liability company, partnership, or business trust) which has entered into a contract with CMI pursuant to which CMI performs third party administrative services for workers' compensation or unemployment compensation claims on behalf of such individual or entity, but is limited to employers that are part of group rating plans (prospective and retrospective group rating plans), state-funded employers, and self-funded employers.

                  (b) CHS Sales Commissions. The Company shall pay to the Employee sales commissions on the CHS Fees (as defined below) generated by the sales efforts of the Employee (the "CHS Sales Commissions") as set forth in this section.

                    For the 1997 Calendar Year (as defined below), the CHS Sales Commissions shall be $655,388, which represents approximately 6.1% of the 1997 CHS Fees.

                  For the first quarter of the 1998 Calendar Year, the CHS Sales Commissions shall be in an amount up to 25% of the amount (subject to allocation as described in (d), below) of the gamma claim revenues of CHS accrued during such quarter.

                  The parties shall enter into good faith discussions with respect to the CHS Sales Commissions payable for the remainder of the 1998 Calendar Year and thereafter, with


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         the intent that the CHS Sales Commissions will be in an amount up to
         25% of the amount (subject to allocation as described in (d), below) of the CHS Fees for the first year of business from a CHS Employer, which CHS Fees were generated by the sales efforts of the Employee. The parties will determine, among other things, the extent to which bonuses from the Bureau (as defined below) will be included in CHS Fees for the first year of business from a CHS Employer.

                  CHS Sales Commissions shall be payable only on CHS Fees applicable to CHS Employers located in Ohio. With respect to the acquisition of another MCO by CHS (whether such acquisition is structured as an asset, stock, merger, or other similar type of transaction), no CHS Sales Commissions shall be payable with respect to any fees received by CHS with respect to any employer who, at the time of such acquisition, had either selected the acquired MCO as its MCO or been assigned to the acquired MCO by the Bureau (as defined below).

                  For purposes of the Agreement: (A) "CHS Fees" shall mean the fees payable to CHS under the agreement dated as of February 12, 1997, between the Ohio Bureau of Workers' Compensation (the "Bureau") and CHS (as such agreement may be hereafter amended, modified, renewed, extended, supplemented, or replaced), pursuant to which CHS has agreed to provide medical management services for workers' compensation claims on behalf of employers who have either selected CHS as their MCO or been assigned to CHS by the Bureau; and (B) a "CHS Employer" is any individual or entity (including a corporation, limited liability company, partnership, or business trust) who has selected CHS as its MCO.

                  (c) Annual Deduction. For each Calendar Year, a deduction in the amount of $16,481 shall be made to the aggregate amount of the CMI Sales Commissions and the CHS Sales Commissions payable to the Employee. Such deduction shall be made prior to any payment of such commissions for such Calendar Year.

                  (d) Allocation of Commissions. The Employee acknowledges and agrees that the "25%" sales commission amount described in (a) and (b), above, represents the total amount of sales commissions which are payable with respect to any CMI Employer or CHS Employer, as the case may be, and that the 25% sales commission amount may be allocated by the Company among all of the salespersons participating in the sales effort to the CMI Employer or CHS Employer, as the case may be. The Chief Executive Officer of CMI or CHS, as the case may be, shall have the authority to allocate the 25% sales commission amount in any manner such officer deems appropriate, in his reasonable discretion. In the event of any dispute regarding the allocation by the Chief Executive Officer of the 25% sales commission amount, such dispute shall be referred to, and resolved by, the Compensation Committee of Health Power, whose determination shall be binding and conclusive on all parties.

                  (e) Miscellaneous. The CMI Sales Commissions and the CHS Sales Commissions shall be determined on a Calendar Year basis.

                  The payment of the CMI Sales Commissions shall accrue upon the execution of the contract with the CMI Employer. The payment of the CHS Sales Commissions shall accrue upon CHS receiving notification from the Bureau that the CHS Employer has selected CHS as its MCO. In any event, neither CMI nor CHS shall be obligated to pay such commissions unless and until the corresponding CMI Fees or CHS Fees, as the case may be, are received by CMI or CHS, respectively.

                  No commissions shall be payable to the Employee with respect to any entity other than CMI or CHS.


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                  For purposes of the Agreement, a "Calendar Year" shall mean the period from January 1 through December 31 of the same year.

         Section 8. Additional Base Salary. In addition to the base salary set forth in Section 5(a) of the Original Employment Agreement (the "Original Base Salary"), for the 1998 Calendar Year, the Company shall pay the Employee an additional base salary of $184,991 (the "Additional Base Salary"), payable in 24 equal installments at the same time and in the same manner as the Original Base Salary. The Additional Base Salary shall be applicable only for the 1998 Calendar Year.

         If, during the 1998 Calendar Year, the Employee's employment is terminated by the Company for "just cause" (as defined in the Original Employment Agreement) other than due to the death of the Employee or by the Employee, then the Employee shall receive payment of the Additional Base Salary accrued through the date of termination of employment, and the Company shall have no further obligation with respect to the payment of the Additional Base Salary. If, during the 1998 Calendar Year, the Employee's employment is terminated due to the death of the Employee or by the Company for any reason other than just cause, then the Employee (or his beneficiaries) shall receive payment of the Additional Base Salary for the remainder of the 1998 Calendar Year in the manner set forth in the preceding paragraph. In the event the Employee is not an employee of the Company at the time of any payment of the Additional Base Salary, the Additional Base Salary shall be treated as a salary continuation by the Company.

         The Additional Base Salary shall be excluded from the calculation of the Employee's severance pay under Section 8(b) of the Original Employment Agreement.

         Section 9. Miscellaneous Changes. The term "Vice President of Sales for the Company" as used in Section 6 of the Original Employment Agreement is hereby amended to read "Executive Vice President of CMI."

         Section 10. Definitions. All capitalized terms used in this amendment which are not otherwise defined herein shall have the respective meanings given those terms in the Original Employment Agreement or the First Amendment, as the case may be.

         Section 11. Captions. The captions of the various sections of this amendment are not part of the context of this amendment, but are only labels to assist in locating those sections, and shall be ignored in construing this amendment.




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         Section 12. Construction. This document is an amendment to the
Employment Agreement. In the event of any inconsistencies between the provisions of the Employment Agreement and this amendment, the provisions of this amendment shall control. Except as modified by this amendment, the Employment Agreement shall continue in full force and effect without change.

COMPMANAGEMENT, INC.



By__________________________________        ___________________________________
    Bernard F. Master, D.O.,                          RICHARD T. KURTH
         Chairman


COMPMANAGEMENT HEALTH
   SYSTEMS, INC.


By__________________________________
    Bernard F. Master, D.O.,
         Chairman